Exhibit 10.3

SUBSCRIPTION AGREEMENT

The Subscribers identified on the signature pages hereto (each a “Subscriber”) hereby agrees to purchase, and P-Com, Inc., a Delaware corporation (the “Company”) hereby agrees to issue and to sell to the Subscriber, shares of the Company’s $.0001 par value common stock (the “Company Shares”) and common stock purchase warrants each representing the right to purchase one share per warrant of the Company’s $.0001 par value common stock (“Warrants”) for the aggregate consideration of $500,000 (“Purchase Price”). The form of Warrant is annexed hereto as Exhibit A. (The Company Shares included in the Securities (as hereinafter defined) are sometimes referred to herein as the “Shares”, “Common Shares” or “Common Stock”). (The Company Shares, Warrants, and the common stock issuable upon exercise of the Warrants (“Warrant Shares”) are collectively referred to herein as, the “Securities”). Subject to the terms and conditions hereof and upon acceptance of this agreement by the Subscribers, at the Closing (as defined in Section 11(b)), the Company shall issue, sell and deliver the Company Shares and Warrants against payment, by Subscriber of the Purchase Price, by a federal funds wire transfer of immediately available funds. The deliveries shall be effected pursuant to a Funds Escrow Agreement being executed and delivered concurrently herewith.

The amount of Company Shares to be purchased by each of the Subscribers shall be equal to the Purchase Price designated on the signature pages hereto divided by $.15.

The Company will also issue and deliver to each Subscriber on the Closing Date, three fourths (3/4th) of one Warrant for each one dollar ($1.00) of Purchase Price paid by each Subscriber. The per share “Purchase Price” of the Common Stock (as defined in the Warrant) shall be $.30 per share of Common Stock. The Warrants shall be exercisable for three years after the Issue Date (as defined in the Warrant).

The following terms and conditions shall apply to this subscription.

1.    Subscribers’ Representations, Warranties and Covenants.    Each Subscriber hereby represents and warrants to and agrees with the Company that:

(a)    Information on Company.    The Subscriber has been furnished or has obtained from the EDGAR Website of the Securities and Exchange Commission (the “Commission”) the Company’s Form 10-K405 for the year ended December 31, 2001 as filed with the Commission on April 1, 2002, together with all subsequently filed Forms 10-Q and 8-K, Registration Statements on Form S-3 (including the Registration Statement filed November 19, 2002, SEC File No.: 333-101303 containing Risk Factors beginning at Page 4 thereof) and other publicly available filings made with the Commission (hereinafter referred to collectively as the “Reports”). In addition, the Subscriber has received from the Company such other information concerning its operations, financial condition and other matters, including the Company Disclosure Schedule being delivered concurrently herewith, as the Subscriber has requested in writing (such information in writing is collectively, the “Other Written Information”), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities. Subscriber has been given the opportunity to meet with representatives of the Company and to ask questions of them and to receive answers thereto concerning the terms and conditions of the investment.

(b)    Information on Subscriber.    The Subscriber is an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended (the “1933 Act”), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company (including the Reports) to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

(c)    Purchase of Company Shares and Warrants.    On the Closing Date, the Subscriber will purchase the Company Shares and Warrants for its own account and not with a view to any distribution thereof.

(d)    Compliance with Securities Act.    The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or is exempt from such registration. The Subscriber may enter into hedging transactions with third parties, which may in turn engage in short sales of the Securities in the course of hedging the position they assume. Subject also to the preceding restrictions, the Subscriber may also enter into short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle short sales or other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties that in turn may dispose of these Securities. Notwithstanding the foregoing, provided a Non-Registration Event (as defined in Section 8.4 below) has not occurred, then the Subscriber agrees that it will not, directly or indirectly, engage in hedging or short sale transactions during the ten trading day period commencing on the Filing Date (as defined in Section 8.1(iv) below).

(e)    Company Shares Legend.    Subject to Section 4, the Company Shares, and the Warrant Shares, shall bear the following or similar legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO P-COM, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(f)    Warrants Legend.    The Warrants shall bear the following or similar legend:

“THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO P-COM, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(g)    Communication of Offer.    The offer to sell the Securities was directly communicated to the Subscriber. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(h)    Correctness of Representations.    The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to the Closing Date (as hereinafter defined), shall be true and correct as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date for a period of two years.

2.    Company Representations and Warranties.    The Company represents and warrants to and agrees with the Subscriber that, except as set forth in the Reports, or in the Company Disclosure Schedule being delivered concurrently herewith:

(a)    Due Incorporation.    The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation and have the requisite corporate power to own their properties and to carry on their business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition of the Company.

(b)    Outstanding Stock.    All issued and outstanding shares of capital stock of the Company and each of its subsidiaries has been duly authorized and validly issued and are fully paid and non-assessable.

(c)    Authority; Enforceability.    This Agreement, the Warrant and other agreements delivered by the Company together with this Agreement or in connection herewith (the “Company Agreements”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into the Company Agreements, and to perform its obligations under all of the Company Agreements.

(d)    Additional Issuances.    There are no outstanding agreements or preemptive or similar rights affecting the Company’s common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company.

(e)    Consents.    No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the American Stock Exchange (“Amex”), the National Association of Securities Dealers, Inc. (“NASD”), the Nasdaq Stock Market, Inc., or the Company’s stockholders is required for execution of this Agreement, and all other agreements entered into by the Company relating thereto, including, without limitation, the issuance and sale of the Securities, and the performance of the Company’s obligations hereunder and under all such other agreements.

(f)    No Violation or Conflict.    Assuming the representations and warranties of the Subscriber in Section 1 are true and correct and the Subscriber complies with its obligations under this Agreement, neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

(i)    violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the certificate of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates is a party, by which the Company or any of its affiliates is bound, or to which any of the properties of the Company or any of its affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party except the violation, conflict, breach, or default of which would not have a material adverse effect on the Company; or

(ii)    result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company, its subsidiaries or any of its affiliates.

(g)    The Securities.    The Securities upon issuance:

(i)    are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and State laws;

(ii)    have been, or will be, duly and validly authorized and on the date of issuance and on the Closing Date, as defined in Section 11(b), and the Warrants are exercised in accordance with their terms, the Securities will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement, will be free trading and unrestricted, provided that the Subscriber complies with the Prospectus delivery requirements);

(iii)    will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

(iv)    will not subject the holders thereof to personal liability by reason of being such holders.

(h)    Litigation.    There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates which litigation if adversely determined would have a material adverse effect on the Company.

(i)    Reporting Company.    The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. The Company’s common stock is listed for trading on the Nasdaq SmallCap Market (“SmallCap”). Pursuant to the provisions of the 1934 Act, the Company has filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

(j)    No Market Manipulation.    The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(k)    Information Concerning Company.    The Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the financial statements included in the Reports, there has been no material adverse change in the Company’s business, financial condition or affairs not disclosed in the Reports. The Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

(l)    Stop Transfer.    The Securities are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of the Securities, except as may be required by federal securities laws.

(m)    Defaults.    The Company is not in violation of its Certificate of Incorporation or ByLaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority which violation would have a material adverse effect on the Company.

(n)    No Integrated Offering.    Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company pursuant to the 1933 Act, nor under the rules and regulations of the SmallCap, to the extent that the Company would be required to seek stockholder approval under the rules and regulations of the SmallCap, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offer of the Securities to be integrated with other offerings under the 1933 Act or such rules and regulations of the SmallCap.

(o)    No General Solicitation.    Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(p)    Listing.    The Company’s common stock is quoted and listed for trading on the SmallCap. The Company has not received any oral or written notice that its Common Stock will be delisted from the SmallCap nor that its common stock does not meet all requirements for the continuation of such listing. The Company will use its best efforts to meet the continued listing requirements of the SmallCap.

(q)    No Undisclosed Liabilities.    The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company’s businesses since December 31, 2001 and which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company’s financial condition.

(r)    No Undisclosed Events or Circumstances.    Since December 31, 2001, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(s)    Capitalization.    The authorized and outstanding capital stock of the Company as of the date of this Agreement and the Closing Date are set forth in the financial statements included in the most recently filed form included in the Reports. There are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company.

(t)    S-3 Eligible.    The Company is eligible to register the Company Shares and Warrant Shares with the Commission on Form S-3 for resale to the public.

(u)    Correctness of Representations.    The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, will be true and correct as of the Closing Date in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date for a period of two years.

3.    Regulation D Offering.    This Offering is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion reasonably acceptable to Subscriber from the Company’s legal counsel opining on the availability of the Regulation D exemption as it relates to the offer and issuance of the Securities. A form of the legal opinion is annexed hereto as Exhibit B. The Company will provide, at the Company’s expense, such other legal opinions in the future as are reasonably necessary for the exercise of the Warrants.

4.    Reissuance of Securities.    The Company agrees to reissue certificates representing the Securities without the legends set forth in Sections 1(e) and 1(f) above at such time as the holder thereof is permitted to and disposes of such Securities pursuant to Rule 144(d) and/or Rule 144(k) under the 1933 Act in the opinion of counsel reasonably satisfactory to the Company. The Company agrees to cooperate with the Subscribers in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions at the Company’s expense necessary to allow such resales provided the Company and its counsel receive reasonably requested written representations from the Subscribers and selling broker, if any. Provided the Subscriber provides required certifications and representation letters, if any, if the Company unreasonably fails to remove any legend as required by this Section 4 (a “Legend Removal Failure”), then beginning on the fifteenth (15th) business day following the date that the Subscriber has provided a request in writing to the Company to remove the legend and delivered all items reasonably required by the Company to be delivered by the Subscriber, the Company continues to fail to remove such legend, the Company shall pay to each Subscriber or assignee holding shares, subject to a Legend Removal Failure, as liquidated damages and not a penalty an amount equal to one percent (1%) of the Purchase Price of the shares subject to a Legend Removal Failure per day that such failure continues. If during any twelve (12) month period, the Company fails to remove any legend as required by this Section 4 for an aggregate of thirty (30) days, each Subscriber or assignee holding Securities subject to a Legend Removal Failure may, at its option, require the Company to purchase all or any portion of the Securities subject to a Legend Removal Failure held by such Subscriber or assignee at a price per share equal to 130% of the applicable Purchase Price.

5.    Finder’s Fee/Legal Fee.

(a)    Legal Fee.    The Company shall pay to Grushko & Mittman, P.C., counsel to the Subscriber a fee of $15,000 (“Legal Fees”) as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale of the Company Shares and Warrants for the aggregate Purchase Price of $500,000 (the “Offering”) and acting as escrow agent for the Offering. The Legal Fees will be payable out of funds held pursuant to a funds escrow agreement (“Escrow Agreement”) to be entered into by the Company, the Subscribers and Grushko & Mittman, P.C. in connection with the Offering.

(b)    Finder.    The Company on the one hand, and the Subscribers on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder’s fees other than the finders identified on Schedule C hereto (“Finder” or “Finders”) on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions. The Company agrees that it will pay the fees, if any, due to the Finders identified on Schedule C. The Company represents that there are no other parties entitled to receive fees, commissions, or similar payments in connection with the offering described in the Subscription Agreement except for the Finders.

6.    Covenants of the Company.    The Company covenants and agrees with the Subscribers as follows:

(a)    Stop Orders.    The Company will advise the Subscribers, promptly after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the common stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b)    Listing.    The Company shall promptly secure the listing of the Company Shares, and Common Stock issuable upon the exercise of the Warrants upon each national securities exchange, or automated quotation system, if any, upon which shares of the Company’s common stock are then listed (subject to official notice of issuance) and shall maintain such listing so long as any Securities are outstanding and held by the Subscribers. The Company will maintain the listing of its common stock on the Amex, SmallCap, Nasdaq National Market System, NASD OTC Bulletin Board (or any successor entity or the proposed “Bulletin Board Exchange”), or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the common stock the “Principal Market”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company will provide the Subscriber copies of all notices it receives notifying the Company of the threatened and actual delisting of the common stock from any Principal Market.

(c)    Market Regulations.    The Company shall notify the Commission, Nasdaq, the Principal Market and applicable state authorities, in accordance with their requirements, if any, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to Subscribers.

(d)    Reporting Requirements.    From the Closing Date and until at least two (2) years after the effectiveness of the Registration Statement on Form S-3 or such other Registration Statement described in Section 8.1 hereof, the Company will (i) cause its common stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (ii) comply in all respects with its reporting and filing obligations under the 1934 Act, (iii) comply with all reporting requirements that are applicable to an issuer with a class of equity securities registered pursuant to Section 12(b) or 12(g) of the 1934 Act, as applicable, and (iv) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts until the later of two (2) years after the actual effective date of the Registration Statement on Form S-3 or such other Registration Statement described in Section 8.1 hereof. Until the earlier of the resale of the Company Shares by the Subscribers or at least two (2) years after the Warrants have been exercised, the Company will use its best efforts to continue the listing of its common stock on the Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of Principal Market.

(e)    Use of Proceeds.    The Purchase Price may be used for general corporate purposes and may not and will not be used for accrued and unpaid officer and director salaries due as of the Closing Date, payment of financing related debt, or redemption of outstanding redeemable notes or equity instruments of the Company outstanding on the Closing Date.

(f)    Reservation of Common Stock.    The Company undertakes to reserve from its authorized but unissued common stock, at all times that Warrants remain outstanding, a number of shares of common stock equal to the amount of Common Shares issuable upon exercise of the Warrants.

(g)    Taxes.    The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(h)    Books and Records.    The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(i)    Governmental Authorities.    The Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(j)    Intellectual Property.    The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(k)    Confidentiality.    The Company agrees that it will not disclose publicly or privately the identity of the Subscriber unless expressly agreed to in writing by the Subscriber or only to the extent required by law.

7.    Covenants of the Company and Subscriber Regarding Indemnification.

(a)    The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, Subscribers’ officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscribers or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other Company Agreement; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other Company Agreement.

(b)    Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and such Subscriber relating hereto.

(c)    The procedures set forth in Section 8.6 shall apply to the indemnifications set forth in Sections 7(a) and 7(b) above.

8.1.    Registration Rights.    The Company hereby grants the following registration rights to holders of the Securities.

(i)    On one occasion, for a period commencing 91 days after the Closing Date, but not later than three years after the Closing Date (“Request Date”), the Company, upon a written request therefor from any record holder or holders of more than 50% of the Company Shares issued hereunder (the Company Shares issued hereunder on the Closing Date and an amount of Second Closing Shares (as defined in Section 9) which would be issued if the Closing Date were the Second Closing Date (as defined in Section 9), and each share of common stock issued or issuable upon exercise of the Warrants, collectively the “Registrable Securities”), shall prepare and file with the Commission a registration statement under the 1933 Act covering the Registrable Securities which are the subject of such request, unless such Registrable Securities are the subject of an effective registration statement or included for registration in a pending registration statement. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within 10 days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 8.1(i). As a condition precedent to the inclusion of Registrable Securities, the holder thereof shall provide the Company with such information as the Company reasonably requests. The obligation of the Company under this Section 8.1(i) shall be limited to one registration statement.

(ii)    If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscriber or Holder pursuant to an effective registration statement, each such time it will give at least 15 days’ prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within 10 days after the giving of any such notice by the Company, to register any of the Registrable Securities, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the “Seller”). In the event that any registration pursuant to this Section 8.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 8.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 8.1(ii) without thereby incurring any liability to the Seller.

(iii)    If, at the time any written request for registration is received by the Company pursuant to Section 8.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company’s own account and the Company actually does file such other registration statement, such written request shall be deemed to have been given pursuant to Section 8.1(ii) rather than Section 8.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 8.1(ii).

(iv)    The Company shall file with the Commission not later than thirty (30) business days after the Closing Date (the “Filing Date”), and use its reasonable commercial efforts to cause to be declared effective within ninety (90) days after the Closing Date (the “Effective Date”), a registration statement on Form S-3 (the “Registration Statement”) (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act. The Company will register not less than a number of shares of common stock in the aforedescribed registration statement that is equal to the number of Company Shares issued on the Closing Date and Second Closing Shares which would be issuable on the Closing Date as if the Closing Date were also the Second Closing Date and one share of common stock for each of the Common Shares issuable upon exercise of the Warrants. The Registrable Securities shall be reserved and set aside exclusively for the benefit of the Subscribers, and not issued, employed or reserved for anyone other than the Subscribers. Such registration statement will immediately be amended or additional registration statements will be immediately filed by the Company as necessary to register additional Company Shares to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. No securities of the Company other than the Registrable Securities will be included in the registration statement described in this Section 8.1(iv) or in any other registration prior to the actual effective date of the registration statement described in this Section 8.1(iv) except as disclosed on Schedule 8.1, without the written consent of the Subscribers.

8.2.    Registration Procedures.    If and whenever the Company is required by the provisions hereof to effect the registration of any shares of Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

(a)    prepare and file with the Commission a registration statement required by Section 8.1, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of Registrable Securities (“Sellers”) copies of all filings and Commission letters of comment;

(b)    prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the later of: (i) until twelve months after all the Company Shares are eligible for resale pursuant to Rule 144(k) of the 1933 Act; (ii) until such registration statement has been effective for a period of not less than 365 days; or (iii) all Registrable Securities are sold by the Subscribers and are not subject to further volume restrictions on transfer, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Seller’s intended method of disposition set forth in such registration statement for such period;

(c)    furnish to the Seller, at the Company’s expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

(d)    use its best efforts to register or qualify the Seller’s Registrable Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the Seller, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)    list the Registrable Securities covered by such registration statement with any securities exchange on which the common stock of the Company is then listed;

(f)    immediately notify the Seller when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(g)    provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Seller, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, attorney, accountant or agent in connection with such registration statement.

8.3.    Provision of Documents.    In connection with each registration described in this Section 8, the Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. In connection with each registration pursuant to Section 8.1(i) or 8.1(ii) covering an underwritten public offering, the Company and the Seller agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature.

8.4.    Non-Registration Events.    The Company and the Subscribers agree that the Sellers will suffer damages if any registration statement required under Section 8.1(i) or 8.1(ii) above is not filed within 60 days after written request by the Holder and not declared effective by the Commission within 120 days after such request, or the Filing Date and Effective Date, respectively, in reference to the Registration Statement on Form S-3 or such other form described in Section 8.1(iv), and maintained in the manner and within the time periods contemplated by Section 8 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement described in Sections 8.1(i) or 8.1(ii) is not filed within 60 days of such written request, or is not declared effective by the Commission on or prior to the date that is 120 days after such request, or (ii) the registration statement on Form S-3 or such other form described in Section 8.1(iv) is not filed on or before the Filing Date or not declared effective on or before the sooner of the Effective Date, or within ten (10) business days of receipt by the Company of a written or oral communication from the Commission that the registration statement described in Section 8.1(iv) will not be reviewed, or (iii) any registration statement described in Sections 8.1(i), 8.1(ii) or 8.1(iv) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed 30 days in the aggregate per year or more than 30 consecutive calendar days (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) (each such event referred to in clauses (i), (ii) and (iii) of this Section 8.4 is referred to herein as a “Non-Registration Event”), then, for so long as such Non-Registration Event shall continue, the Company shall pay in cash as Liquidated Damages to each holder of any Registrable Securities an amount equal to two (2%) percent of the Purchase Price of the Company Shares and actually paid “Purchase Price” (as defined in the Warrant) of the Common Stock issued or issuable upon exercise of the Warrants, per 30 day period, or part thereof (pro rata), during the pendency of such Non-Registration Event for the Registrable Securities owned of record by such holder as of or subsequent to the occurrence of such Non-Registration Event. For purposes of this Section 8.4, the entire Purchase Price is deemed allocated to the Company Shares. Payments to be made pursuant to this Section 8.4 shall be due and payable within ten (10) business days after demand in immediately available funds.

8.5.    Expenses.    All expenses incurred by the Company in complying with Section 8, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of insurance are called “Registration Expenses”. All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Seller, are called “Selling Expenses”. The Seller shall pay the fees of its own additional counsel, if any. The Company will pay all Registration Expenses in connection with the registration statement under Section 8. Selling Expenses in connection with each registration statement under Section 8 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Sellers relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

8.6.    Indemnification and Contribution.

(a)    In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 8, the Company will, to the extent permitted by law, indemnify and hold harmless each Seller, each officer of each Seller, each director of each Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which such Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 8, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 8.6(c) reimburse such Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to such Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) such Seller failed to send or deliver a copy of the final prospectus delivered by the Company to such Seller with or prior to the delivery of written confirmation of the sale by such Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

(b)    In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 8, the Seller will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 8, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of such Seller hereunder shall be limited to the gross proceeds received by such Seller from the sale of Registrable Securities covered by such registration statement.

(c)    Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 8.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 8.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d)    In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 8.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 8.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

8.7.    Delivery of Unlegended Shares.

(a)    Within five (5) business days (such fifth business day, the “Delivery Date”) after the business day on which the Company has received a notice that (i) Company Shares have been sold, (ii) a representation that the prospectus delivery requirements, if applicable, have been satisfied, and (iii) and the original Company Share certificate, the Company at its expense, (i) shall deliver, and shall cause legal counsel selected by the Company to deliver, to its transfer agent (with copies to the selling Subscriber) an appropriate instruction and opinion of such counsel, for the delivery of unlegended Company Shares issuable pursuant to any effective and current registration statement described in Section 8 of this Agreement (the “Unlegended Shares”); and (ii) transmit the certificates representing the Unlegended Shares, with a legended certificate representing the balance of the unsold Company Shares to the selling Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Delivery Date.

(b)    In lieu of delivering physical certificates representing the Unlegended Shares, if the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the selling Subscriber and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the selling Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of the selling Subscriber’s prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

(c)    The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 8 hereof beyond the Delivery Date could result in economic loss to the Subscriber. As compensation to the Subscriber for such loss, the Company agrees to pay late payments to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of Purchase Price of the Company Shares delivered to the Company for reissuance as Unlegended Shares. The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

(d)    In addition to any other rights available to the Subscriber, if the Company fails to deliver to the Subscriber Unlegended Shares within ten (10) calendar days after the Delivery Date and the Subscriber purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the Company Shares which the Subscriber anticipated receiving from the Company (a “Buy-In”), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate Purchase Price of the Company Shares delivered to the Company for reissuance as Unlegended Shares, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of Purchase Price of Company Shares delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

9.    Second Closing.

9.1.    Second Closing Shares.    The Subscribers agree to purchase from the Company and the Company agrees to sell to the Subscriber additional Company Shares (“Second Closing Shares”). The closing date for the purchase of the Second Closing Shares shall be the tenth business day after the Effective Date as defined in Section 8.1(iv) (“Second Closing Date”). The Purchase Price of the Second Closing Shares shall be $378,000 in the aggregate apportioned among the Subscribers in the amounts indicated on the signature page hereto (“Second Closing Purchase Price”). The amount of Second Closing Shares to be sold by the Company and purchased by each Subscriber shall be equal to such Subscriber’s portion of the Second Closing Purchase Price divided by $.18.

9.2.    Conditions to Second Closing.    The requirement of each Subscriber to proceed with the Second Closing is expressly contingent on (i) the truth and accuracy, on the Closing Date and Second Closing Date, of the representations and warranties of the Company contained in Section 2 of this Agreement; (ii) the non-occurrence of any Registration Default or other default by the Company of its obligation and undertakings contained in this Agreement; (iii) the delivery of Second Closing Shares that have been included in the registration statement described in Section 8.1(iv), which must be effective as of the Second Closing Date; and (iv) the average closing bid price of the Company’s common stock for the five trading days preceding the aforedescribed effective date being not less than $.23.

9.3.    Second Closing Deliveries.    On the Second Closing Date, the Company will deliver the Second Closing Shares, and each Subscriber will deliver its portion of the Second Closing Purchase Price (the “Second Closing”). The Company will deliver a certificate (“Second Closing Certificate”) signed by its chief operating officer and chief financial officer (i) representing the truth and accuracy of all the representations and warranties made by the Company contained in this Agreement, as of the Closing Date, the actual effective date of the Registration Statement and the Second Closing Date as if such representations and warranties were made and given on each of such dates, (ii) adopting the covenants of the Company set forth in Section 6 of this Agreement in relation to the Second Closing Shares, and (iii) representing the timely compliance by the Company with the Company’s registration requirements set forth in Section 8 of this Agreement. A legal opinion nearly identical to the legal opinion referred to in Section 3 of this Agreement shall be delivered to the Subscribers at the Second Closing in relation to the Company and Second Closing Shares (“Second Closing Legal Opinion”). The legal opinion must state that all of the Registrable Securities have been included for registration in an effective registration statement.

9.4.    Second Closing Finder’s Fee.    The finders identified on Schedule C shall receive from the Company a finder’s fee in connection with the Second Closing in the same proportion as received in connection with the Closing, and on the same terms and conditions as set forth in Section 6(b) of this Agreement.

9.5.    Second Closing Limitation.    A Second Closing may not take place in connection with that amount of Second Closing Shares which would be in excess of the sum of (y) the number of shares of Common Stock beneficially owned by a Subscriber on the Effective Date, and (z) the number of shares of Second Closing Shares with respect to which the determination of this proviso is being made on the Effective Date, which would result in beneficial ownership by the Subscriber of more than 9.99% of the outstanding shares of Common Stock of the Company on the Effective Date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. The Subscriber may revoke the restriction described in this paragraph upon 75 days prior notice to the Company. The Subscriber shall have the right to determine which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 9.99% described above and which shall be allocated to the excess above 9.99%.

10.    Favored Nations Provision.    Until 45 days after the Second Closing Date, but in no event later than 135 days after the Closing Date (the “Exclusion Period”), the Company shall not offer, issue or agree to issue any common stock of the Company or securities convertible into or exercisable for shares of common stock of the Company to any person, firm or corporation at a price per share or conversion or exercise price per share which shall be less than $.18 without the consent of each Subscriber still holding Securities during the Exclusion Period, except for (i) employee stock options, (ii) as full or partial consideration in connection with any merger, consolidation or purchase of substantially all of the securities or assets of any corporation or other entity, or (iii) any sale in connection with the exercise of warrants or options or the conversion of a convertible security or other right to acquire stock disclosed in the Reports or Other Written Information filed or delivered prior to the Closing Date (collectively “Excepted Issuances”), then the Company shall issue for each such occasion additional Company Shares to the Subscriber so that the average per share purchase price of the Company Shares issued to the Subscriber is equal to such other lower price per share. The Warrant “Purchase Price” shall be reduced to equal such other lower purchase price. The delivery to the Subscriber of the additional Company Shares and the effective date of the reduction of the Warrant “Purchase Price” shall be not later than the closing date of the transaction giving rise to the requirement to issue additional Company Shares or Warrant “Purchase Price” reduction. The Subscriber is granted the registration rights described in Section 8 hereof in relation to such additional Company Shares and Warrants except that the Filing Date and Effective Date vis-à-vis such additional common shares and common shares issuable upon exercise of the Warrant shall be respectively the sixtieth (60th) and one hundred and twentieth (120th) date after the closing date giving rise to the requirement to issue the additional Company Shares and Warrant “Purchase Price” reduction. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of common stock or of any warrant, right or option to purchase common stock shall result in the issuance of the additional Company Shares and an adjustment to the Warrant “Purchase Price” upon the issuance of such convertible security, warrant, right or option and again upon any subsequent issuances of shares of common stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then purchase price per share of the Company Shares or Warrant “Purchase Price.”

11.    Miscellaneous.

(a)    Notices.    All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to P-Com, Inc., 3175 S. Winchester Blvd., Campbell, CA 95008, telecopier: (703) 736-2001, with a copy by telecopier only to: Sheppard, Mullin, Richter & Hampton, LLP, 800 Anacapa Street, Santa Barbara, CA 93101, Attn: Ted Maloney, Esq., telecopier: (805) 568-1955, (ii) if to a Subscriber, to the name, address and telecopy number set forth on the signature page hereto, with a copy by telecopier only to Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

(b)    Closing.    The consummation of the transactions contemplated herein (the “Closing”) shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction of all conditions to Closing set forth in this Agreement and in the Funds Escrow Agreement being executed and delivered concurrently herewith. The closing date shall be the date that the Subscribers’ funds representing the net amount due the Company from the Purchase Price of the Offering is transmitted by wire transfer or otherwise to the Company (the “Closing Date”).

(c)    Entire Agreement; Assignment.    This Agreement and other Transaction Documents represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

(d)    Execution.    This Agreement may be executed by facsimile transmission, and in counterparts, each of which will be deemed an original.

(e)    Law Governing this Agreement.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(f)    Specific Enforcement, Consent to Jurisdiction.    The Company and the Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 11(e) hereof, each of the Company and each Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(g)    Automatic Termination.    This Agreement shall automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the tenth (10th) business day following the date this Agreement is accepted by the Subscribers.

[THIS SPACE INTENTIONALLY LEFT BLANK]

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

P-COM, INC. a Delaware Corporation

By:	/s/ LEIGHTON J. STEPHENSON
Name: Leighton J. Stephenson Title: Vice President and Chief Financial Officer
Dated:	December 23, 2002

SUBSCRIBER	PURCHASE PRICE	WARRANTS	SECOND CLOSING PURCHASE PRICE

/s/ KONRAD ACKERMAN—DIRECTOR (Signature) ALPHA CAPITAL AKTIENGESELLSCHAFT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	$300,000.00	Warrants to Purchase 450,000 Common Shares	$227,000.00

/s/ E.A. LEONARD (Signature) STONESTREET LIMITED PARTNERSHIP—Subscriber c/o Canaccord Capital Corporation 320 Bay Street, Suite 1300 Toronto, ON M5H 4A6, Canada Fax: 416-956-8989	$200,000.00	Warrants to Purchase 300,000 Common Shares	$151,000.00

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Warrant

Exhibit B	Form of Legal Opinion

Schedule C	Finders

Schedule 8.1	Other Securities to be Registered

Company Disclosure Schedule

Exhibit A

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO P-COM, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase 450,000 shares of Common Stock of P-Com, Inc. (subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No. 2002-1001	Issue Date: December 30, 2002

P-COM, INC., a corporation organized under the laws of Delaware (the “Company”), hereby certifies that, for value received, ALPHA CAPITAL AKTIENGESELLSCHAFT, Pradafant 7, 9490 Furstentums, Vaduz, Lichtenstein, Fax: 011-423-232-3196 (the “Holder”), or assigns, is entitled, subject to the terms set forth below, to purchase from the Company from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through three (3) years after such date (the “Expiration Date”), up to 450,000 fully paid and nonassessable shares of Common Stock (as hereinafter defined), $.0001 par value per share, of the Company at a per share purchase price of $.30. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the “Purchase Price”. The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)    The term “Company” shall include P-Com, Inc. and any corporation which shall succeed or assume the obligations of P-Com, Inc. hereunder.

(b)    The term “Common Stock” includes (a) the Company’s Common Stock, $.0001 par value per share, as authorized on the date of the Subscription Agreement referred to in Section 9 hereof, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even if the right so to vote has been suspended by the happening of such a contingency) and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c)    The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

1.    Exercise of Warrant.

1.1.    Number of Shares Issuable upon Exercise.    From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

1.2.    Full Exercise.    This Warrant may be exercised in full by the Holder by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder and surrender of the original Warrant within seven (7) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

1.3.    Partial Exercise.    This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder a new Warrant of like tenor, in the name of the Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the number of shares of Common Stock for which such Warrant may still be exercised.

1.4.    Fair Market Value.    Fair Market Value of a share of Common Stock as of a particular date (the “Determination Date”) shall mean the Fair Market Value of a share of the Company’s Common Stock. Fair Market Value of a share of Common Stock as of a Determination Date shall mean:

(a)    If the Company’s Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, Inc., then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

(b)    If the Company’s Common Stock is not traded on an exchange or on the NASDAQ National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, Inc., but is traded on the Toronto Stock Exchange or in the over-the-counter market, then the mean of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

(c)    Except as provided in clause (d) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement, then by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

(d)    If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

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1.5.    Company Acknowledgment.    The Company will, at the time of the exercise of the Warrant, upon the request of the Holder acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

1.6.    Trustee for Warrant Holders.    In the event that a bank or trust company shall have been appointed as trustee for the holders of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

2.    Delivery of Stock Certificates, etc. on Exercise.    The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within seven (7) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

3.    Adjustment for Reorganization, Consolidation, Merger, etc.

3.1.    Reorganization, Consolidation, Merger, etc.    In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

3.2.    Dissolution.    In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company having its principal office in New York, NY, as trustee for the holder or holders of the Warrants.

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3.3.    Continuation of Terms.    Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company’s securities and property (including cash, where applicable) receivable by the holders of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

3.4.    Share Issuance.    If the Company, during the Exclusion Period (as defined in the Subscription Agreement), shall issue any shares of Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement) prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Purchase Price shall be reduced as follows: (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Purchase Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Company upon such issue of additional shares of Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient shall be the adjusted Purchase Price. For purposes of this adjustment, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights.

4.    Extraordinary Events Regarding Common Stock.    In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

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5.    Certificate as to Adjustments.    In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

6.    Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements.    From and after the Issue Date of this Warrant, the Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company’s Common Stock.

7.    Assignment; Exchange of Warrant.    Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”) with respect to any or all of the Shares. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, the Company at its expense, (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8.    Replacement of Warrant.    On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.    Registration Rights.    The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in a Subscription Agreement entered into by the Company and a Subscriber of the Company’s Common Stock at or prior to the issue date of this Warrant. The terms of the Subscription Agreement are incorporated herein by this reference. Upon the occurrence of a Non-Registration Event, as defined in the Subscription Agreement, in the event the Company is unable to issue Common Stock upon exercise of this Warrant that has been registered in a Registration Statement described in Section 8.1 of the Subscription Agreement, within the time periods described in the Subscription Agreement, which Registration Statement must be effective for the periods set forth in the Subscription Agreement, then upon written demand made by the Holder, the Company will pay to the Holder of this Warrant, in lieu of delivering Common Stock, a sum equal to the weighted volume average trading price of the Company’s Common Stock on the Principal Market (as defined in the Subscription Agreement) or such other principal trading market for the Company’s Common Stock on the trading date on which notice is given by the Holder, less the Purchase Price, for each share of Common Stock designated in such notice from the Holder. This payment shall be in lieu of any other sums payable by the Company under the Subscription Agreement with respect to non-registration of the Common Stock underlying the Warrant.

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10.    Maximum Exercise.    The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 9.99%. The restriction described in this paragraph may be revoked upon seventy-five (75) days prior notice from the Holder to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

11.    Warrant Agent.    The Company may, by written notice to the each holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

12.    Transfer on the Company’s Books.    Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13.    Notices.    All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to P-Com, Inc., 3175 S. Winchester Blvd., Campbell, CA 95008, telecopier: (703) 736-2001, with a copy by telecopier only to: Sheppard, Mullin, Richter & Hampton, LLP, 800 Anacapa Street, Santa Barbara, CA 93101, Attn: Ted Maloney, Esq., telecopier: (805) 568-1955, (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Warrant, with a copy by telecopier only to Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

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14.    Miscellaneous.    This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in New York County in the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

P-COM, INC.

	By:	/s/ LEIGHTON J. STEPHENSON
Leighton J. Stephenson Vice President and Chief Financial Officer

Witness:

/s/ LOY WONG

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Exhibit A

FORM OF SUBSCRIPTION
(To be signed only on exercise of Warrant)

TO: P-Com, Inc.

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, __________ shares of Common Stock of P-Com, Inc. and herewith makes payment of $__________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ______________________________, whose address is _______________________________________________________________.

Dated: ______________________________	_______________________________________________________
(Signature must conform to name of holder as specified on the face of the Warrant) _______________________________________________________ _______________________________________________________
(Address)

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Exhibit B

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of P-COM, INC. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of P-COM, INC. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: ,	___________________________________________________
(Signature must conform to name of holder as specified on the face of the Warrant)

Signed in the presence of:

___________________________________________________	___________________________________________________
(Name)	___________________________________________________
(Address)

ACCEPTED AND AGREED:
[TRANSFEREE]

___________________________________________________	___________________________________________________
(Name)	___________________________________________________
(Address)

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Exhibit B

Our File Number
09V3-101462

December 23, 2002

To the Subscribers for Common Stock Shares
and Warrants Listed on Exhibit A Hereto:

Re:    Legal Opinion in Connection with Subscription Agreement

Ladies and Gentlemen:

We have acted as special counsel for P-Com, Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company to you of shares of common stock, par value $.0001 per share (the “Common Stock”), and common stock purchase warrants to purchase Company’s shares of common stock, par value $.0001 (the “Warrants”) pursuant to a Subscription Agreement (the “Subscription Agreement”) dated as of December 23, 2002 among the Company and the persons listed on Exhibit A attached hereto (the “Subscribers”), and the execution and delivery by the Company of the Warrants and a Funds Escrow Agreement (the “Funds Escrow Agreement”), each dated December 30, 2002. This opinion is given to you pursuant to Section 3 of the Subscription Agreement in connection solely with the first Closing of the sale of the Common Stock and the Warrants. The Subscription Agreement, the Warrants and the Funds Escrow Agreement are referred to herein collectively as the “Transaction Documents.” Unless defined herein, capitalized terms have the meanings given them in the Transaction Documents.

As to matters of fact, we are relying upon the representations and warranties of all parties contained in the Subscription Agreement and the Certificate of the Company attached hereto (“Opinion Certificate”) and upon certificates and statements of government officials, all without independent verification. In addition, we examined originals or copies of documents, corporate records and other writings that we consider relevant for the purposes of this opinion. In such examination, we assumed that the signatures on documents and instruments examined by us are authentic, that each is complete and what it purports to be, that all documents and instruments submitted to us as copies or facsimiles conform with the originals, and that the documents and instruments submitted to us have not been amended or modified since the date submitted.

In our examination of documents, we further assumed (i) that each person or entity entering into such documents (other than the Company in connection with the Transaction Documents) had the power, legal competence and capacity to enter into and perform all of such party’s obligations thereunder, (ii) the due authorization, execution and delivery by each party (other than the due authorization, execution and delivery of the

To the Subscribers listed on Exhibit A
December 23, 2002

Transaction Documents by the Company), (iii) the enforceability and binding nature of the obligations of the parties to such documents (other than as to the enforceability against, and the binding nature upon, the Company of the Transaction Documents), (iv) that there is no fact or circumstance relating to any party that might prevent the Subscribers from enforcing any of the rights provided for in the Transaction Documents, (v) performance on or before the Closing by all parties of their obligations under the Transaction Documents to be performed on or before the Closing and (vi) no action has been taken or event occurred which amends, revokes, terminates or renders invalid any of the documents, records, consents or resolutions which we have reviewed since the date of the certificates we relied upon in rendering this opinion. We also assumed that there are no extrinsic agreements or understandings among the parties to the Transaction Documents that would modify or interpret the terms of the Transaction Documents or the respective rights or obligations of the parties thereunder.

As used in this opinion, the expression “to our knowledge” or “known to us” with reference to matters of fact refers to the current actual knowledge of Theodore R. Maloney, Gretchen Corbell and Cristina Rodriguez-Rios, the attorneys within the firm with primary responsibility for the transactions covered by this opinion. Except to the extent expressly set forth herein we have not undertaken any independent investigation to determine the accuracy or completeness of such statement (including without limitation any examination of any documents in our files or otherwise made available to us by the Company), and no inference as to the accuracy or completeness of such statement should be drawn from our representation of the Company or our rendering the opinions set forth below.

Based upon and subject to the foregoing and the qualifications and limitations set forth below, and except as set forth in the Subscription Agreement or the Company’s Disclosure Schedule thereto, it is our opinion that:

1.    The Company is duly incorporated, validly existing and in good standing in the State of Delaware; has qualified to do business in each state where it owns or leases any material property or conducts any material business, except where failure to do so would not have a material adverse effect on the Company’s operations; and has the requisite corporate power and authority to conduct its business as, to our knowledge, it is presently conducted, and to own, lease and operate its properties.

2.    The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. The Transaction Documents, and the issuance of the Common Stock and Warrants and the reservation and issuance of common stock issuable upon exercise of the Warrants (“Warrant Shares”) have been (a) duly approved by the Board of Directors of the Company, and (b) all such Common Stock, Warrants and Warrant Shares, when issued pursuant to the Subscription Agreement and the Warrants and upon delivery, shall be validly issued and outstanding, fully paid and non assessable.

To the Subscribers listed on Exhibit A
December 23, 2002

3.    The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both:

(a)    Violate the provisions of the Certificate of Incorporation or bylaws of the Company; or

(b)    To our knowledge, violate any judgment, decree, order or award of any court binding upon the Company and specifically identified on Exhibit B attached hereto.

4.    The Transaction Documents constitute the valid and legally binding obligations of the Company and are enforceable against the Company in accordance with their respective terms.

5.    The Common Stock, Warrants and Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) or under the laws of any state or other jurisdiction, and are and will be issued pursuant to a valid exemption from registration.

In rendering the opinion set forth in paragraph 1 above as to the good standing of the Company, we relied exclusively on certificates of public officials.

In rendering the opinion set forth in paragraph 2 above relating to the fully paid status of the Common Stock and Warrant Shares of the Company, we relied without independent verification on the Opinion Certificate.

With regard to the opinion set forth in paragraph 4 above regarding enforceability, we note that whenever an opinion herein states that an agreement is a “valid and legally binding obligation” of a party “enforceable in accordance with its terms,” such statement shall mean that, subject to the qualifications and limitations set forth herein, (i) an effective contract has been formed under California law, (ii) the entire agreement is not invalid by reason of a specific statutory prohibition or the public policy of the State of California, (iii) contractual defenses to the entire agreement are not available and (iv) some remedy is available if a party to the agreement does not materially comply with its terms. This does not imply that any particular type of remedy is available.

To the Subscribers listed on Exhibit A
December 23, 2002

Our opinion set forth in paragraph 4 is further qualified by, and subject to, and we render no opinion with respect to, the following:

1.    The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent transfers, preferential transfers and distributions and equitable subordination;

2.    Limitations imposed by general principles of equity upon the availability of equitable remedies for the enforcement of provisions of the Transaction Documents, whether considered in a proceeding at law or in equity, and by the effect of judicial decisions holding that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

3.    The effect of Section 1670.5 of the California Civil Code or any other California law, United States federal or Delaware law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy;

4.    The enforceability of provisions of the Transaction Documents expressly, or by implication, waiving or relinquishing broadly or vaguely stated rights or unknown future rights or defenses, or waiving defenses to obligations or rights granted by law (whether substantive or procedural) or waiving rights to damages, or the benefits of statutory, regulatory or constitutional rights, unless and to the extent the statute, regulation or constitution explicitly permits the waiver of such rights;

5.    The enforceability of any provision of any Transaction Document purporting to (a) waive rights to trial by jury, service of process or objections to venue or jurisdiction in connection with any litigation arising out of or pertaining to the Transaction Documents, (b) exclude conflict of law principles under California law, (c) establish particular courts as the forum for the adjudication of any controversy relating to the Transaction Documents, (d) establish the laws of any particular state or jurisdiction for the adjudication of any controversy relating to the Transaction Documents, (e) establish evidentiary standards or make determinations conclusive or (f) provide for arbitration of disputes;

6.    The effect of judicial decisions, which may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Transaction Documents;

To the Subscribers listed on Exhibit A
December 23, 2002

7.    The enforceability of any provisions of the Transaction Documents providing that (a) rights or remedies are or are not exclusive, (b) rights or remedies may be exercised without notice, (c) every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, (d) the election of a particular remedy or remedies does not preclude recourse to one or more other remedies, (e) liquidated damages are to be paid upon the breach of any Transaction Document or (f) the failure to exercise, or any delay in exercising, rights or remedies available under the Transaction Documents will not operate as a waiver of any such right or remedy;

8.    The enforceability of any attorneys’ fees, severability, reimbursement, indemnification or contribution provisions;

9.    Any provision of the Transaction Documents requiring written amendments or waivers insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply. We note that a requirement that provisions of the Transaction Documents may only be amended or waived in writing may not be binding or enforceable if an oral agreement has been created modifying such provision or an implied agreement by trade practice or course of conduct has given rise to an amendment or waiver; and

10.    The validity, binding effect or enforceability of the Transaction Documents to the extent that an arbitrator’s decision may be contrary to the law or the facts and not subject to reversal.

In rendering the opinion set forth in paragraph 5 regarding securities exemptions, we have assumed the accuracy of, and have relied upon, the Company’s representations to us that the Company has made no offer to sell the Common Stock, Warrants or Warrant Shares by means of any general solicitation or publication of any advertisement therefor.

In addition to the foregoing, the opinions expressed above are subject to the following limitations, exceptions, qualifications and assumptions:

1.    We express no opinion as to compliance with any federal or state antitrust statutes, rules or regulations, including without limitation the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

2.    We assumed (a) the accuracy and completeness of the representations and warranties of the Subscribers set forth in the Transaction Documents and (b) the validity of any wire transfers, drafts or checks tendered by the Subscribers.

To the Subscribers listed on Exhibit A
December 23, 2002

3.    We express no opinion as to compliance with applicable antifraud statutes, rules or regulations of applicable state and federal laws concerning the issuance or sale of securities, including without limitation the accuracy and completeness of the information provided by the Company to the Subscribers in connection with the offer and sale of the Common Stock, Warrants and Warrant Shares.

4.    We express no opinion as to whether the members of the Company’s Board of Directors have complied with their fiduciary duties in connection with the authorization and performance of the Transaction Documents.

5.    We assumed that the actions of the Company and its officers, directors and stockholders comply with the provisions of Section 144 of the General Corporation Law of the State of Delaware.

6.    We express no opinion as to matters governed by any laws other than the laws of the State of California, the corporate law of the State of Delaware or the federal law of the United States of America. We express no opinion as to the laws of any other jurisdiction nor as to the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction. We express no opinion as to whether the laws of any jurisdiction are applicable to the Transaction Documents or the transactions contemplated thereby.

7.    We express no opinion as to matters governed by federal and state laws and regulations governing: usury; securities (except with respect to the transactions contemplated by the Transaction Documents); broker-dealers, investment companies, and investment advisers; insurance; labor, employment (including, but not limited to, the Americans with Disabilities Act) and pension and employee benefits; antitrust and unfair competition; escheat; health and safety, environmental protection and hazardous substances; taxation; or patents, copyrights, trademarks, trade names and other intellectual property rights.

8.    We note that the parties to the Transaction Documents have designated the laws of the State of New York as the laws governing the Transaction Documents. Our opinion is premised upon the result that would be obtained if a California court were to apply the internal laws of the State of California to the interpretation and enforcement of the Transaction Documents (notwithstanding the designation therein of the laws of the State of New York).

This opinion is qualified to the extent, and is rendered and delivered on the express condition and assumption, that no counsel for the addressee has expressed or reached opinions which are contrary to the opinions set forth in this letter.

To the Subscribers listed on Exhibit A
December 23, 2002

This opinion is rendered as of the date first written above solely for your benefit in connection with the Subscription Agreement and may not be relied on by, nor may copies be delivered to, any other person without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/    SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

EXHIBIT A

SUBSCRIBER:

ALPHA CAPITAL AKTIENGESELLSCHAFT
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196

STONESTREET LIMITED PARTNERSHIP
Subscriber
c/o Canaccord Capital Corporation
320 Bay Street, Suite 1300
Toronto, ON M5H 4A6, Canada
Fax: 416-956-8989

EXHIBIT B

Judgments, decrees, order or awards of any court binding upon Company:  None.

SCHEDULE C

FINDERS

Finder:	J.P. Carey Securities, Inc.

Finder’s Fee:	5% of Purchase Price 5% of Second Closing Purchase Price